As filed with the Securities and Exchange Commission on August 1, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN MICROSYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	4150 Network Circle Santa Clara, CA 95054	94-2805249
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including zip code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

TARANTELLA, INC.

2002 INCENTIVE STOCK OPTION PLAN

2003 STOCK OPTION PLAN

(Full Titles of the Plans)

Scott G. McNealy

Chief Executive Officer

SUN MICROSYSTEMS, INC.

4150 Network Circle

Santa Clara, CA 95054

(650) 960-1300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Katharine A. Martin, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00067 per share, to be issued upon exercise of options granted under the Tarantella, Inc. 2002 Incentive Stock Option Plan (the “2002 Plan”)	269,589 shares	$19.00	$5,122,191.00	$602.89

Common Stock, par value $0.00067 per share, to be issued upon exercise of options granted under the Tarantella, Inc. 2003 Stock Option Plan (the “2003 Plan”)	98,265 shares	$5.65	$555,197.25	$65.35

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2002 Plan or the 2003 Plan by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.
(2)	The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. Computation is based on the weighted-average per share exercise price (rounded to the nearest cent) of outstanding options under the 2002 Plan and the 2003 Plan, as applicable, the underlying shares of which are registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by Sun Microsystems, Inc. (the “Registrant”) are herby incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2004, filed pursuant to Section 13(a) of the Exchange Act.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 26, 2004, filed pursuant to Section 13(a) of the Exchange Act.

4.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2005, filed pursuant to Section 13(a) of the Exchange Act.

5.	The Registrant’s Current Report on Form 8-K filed on July 20, 2004, pursuant to Section 13(a) of the Exchange Act.

6.	The Registrant’s Current Report on Form 8-K filed on September 13, 2004, pursuant to Section 13(a) of the Exchange Act.

7.	The Registrant’s Current Report on Form 8-K filed on October 8, 2004, pursuant to Section 13(a) of the Exchange Act.

8.	The Registrant’s Current Report on Form 8-K filed on October 14, 2004, pursuant to Section 13(a) of the Exchange Act.

9.	The Registrant’s Current Report on Form 8-K filed on January 13, 2005, pursuant to Section 13(a) of the Exchange Act.

10.	The Registrant’s Current Report on Form 8-K filed on February 4, 2005, pursuant to Section 13(a) of the Exchange Act.

11.	The Registrant’s Current Report on Form 8-K filed on April 14, 2005, pursuant to Section 13(a) of the Exchange Act.

12.	The Registrant’s Current Report on Form 8-K filed on May 4, 2005, pursuant to Section 13(a) of the Exchange Act.

13.	The Registrant’s Current Report on Form 8-K filed on June 2, 2005, pursuant to Section 13(a) of the Exchange Act.

14.	The Registrant’s Current Report on Form 8-K filed on June 28, 2005, pursuant to Section 13(a) of the Exchange Act.

15.	The Registrant’s Current Report on Form 8-K filed on June 28, 2005, pursuant to Section 13(a) of the Exchange Act.

16.	The Registrant’s Current Report on Form 8-K filed on June 29, 2005, pursuant to Section 13(a) of the Exchange Act.

17.	The Registrant’s Current Report on Form 8-K filed on July 26, 2005, pursuant to Section 13(a) of the Exchange Act

18.	The description of the Registrant’s Common Stock contained in Registrants’ Registration Statement on Form 8-A relating to the Registrant’s Common Stock filed pursuant to Section 12(g) of the Exchange Act on October 24, 1986, as amended.

19.	The description of the Registrant’s Preferred Share Purchase Rights contained in Registrant’s Registration Statement on Form 8-A/A Amendment No. 10 filed pursuant to Section 12(g) of the Exchange Act on September 26, 2002.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 11 of the Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Registrant who serve as administrators of the Tarantella, Inc. 2002 Incentive Stock Option Plan and 2003 Stock Option Plan. In addition, the Registrant has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Document
4.1	Tarantella, Inc. 2002 Incentive Stock Option Plan

4.2	Tarantella, Inc. 2003 Stock Option Plan

5.1	Opinion of Counsel with respect to the legality of the securities being registered

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Sun Microsystems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, State of California, on August 1, 2005.

SUN MICROSYSTEMS, INC.

By:	/s/ Stephen T. McGowan
Stephen T. McGowan
Chief Financial Officer and Executive Vice
President, Corporate Resources

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Scott G. McNealy	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 1, 2005
Scott G. McNealy

/s/ Stephen T. McGowan Stephen T. McGowan	Chief Financial Officer and Executive Vice President, Corporate Resources (Principal Financial Officer)	August 1, 2005

/s/ Robyn M. Denholm	Vice President and Corporate Controller (Principal Accounting Officer)	August 1, 2005
Robyn M. Denholm

/s/ James L. Barksdale	Director	August 1, 2005
James L. Barksdale

/s/ Stephen M. Bennett	Director	August 1, 2005
Stephen M. Bennett

Director
L. John Doerr

/s/ Robert J. Fisher	Director	August 1, 2005
Robert J. Fisher

Director
Michael E. Lehman

/s/ M. Kenneth Oshman	Director	August 1, 2005
M. Kenneth Oshman

/s/ Naomi O. Seligman	Director	August 1, 2005
Naomi O. Seligman

Director
Lynn E. Turner

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Tarantella, Inc. 2002 Incentive Stock Option Plan

4.2	Tarantella, Inc. 2003 Stock Option Plan

5.1	Opinion of Counsel with respect to the legality of the securities being registered

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm